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                                                                      Exhibit 21

                                  EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
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                                             Jurisdiction of Incorporation     Names Under Which
Name of Subsidiary                           or Organization                   Subsidiaries Do Business
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
MAPICS Australia Pty. Ltd.                   Australia                         MAPICS Australia Pty. Ltd.
MAPICS do Brasil Ltda.                       Brazil                            MAPICS do Brasil Ltda.
3566196 Canada, Inc.                         Canada                            3566196 Canada, Inc.
MAPICS EMEA Support Center B.V.              Netherlands                       MAPICS EMEA Support Center B.V.
MAPICS Sweden                                Sweden                            MAPICS Sweden
MAPICS Singapore Pte. Ltd.                   Singapore                         MAPICS Singapore Pte. Ltd.
MAPICS GmbH                                  Germany                           MAPICS GmbH
MAPICS KK                                    Japan                             MAPICS KK
MAPICS UK Ltd.                               United Kingdom                    MAPICS UK Ltd.
MAPICS France S.a.r.l.                       France                            MAPICS France S.a.r.l.
MAPICS International Corporation             Barbados                          MAPICS International Corporation
MAPICS, Hong Kong Limited                    Hong Kong                         MAPICS, Hong Kong Limited
MAPICS Merger Corp.                          Massachusetts                     MAPICS Merger Corp.
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